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                                   EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation in Amendment No. 3 to Registration Statement No. 33-62779 on Form S-3 of our report dated March 11, 2002, appearing in this Annual Report on Form 10-K of Alexander's, Inc. for the year ended December 31, 2001.




Deloitte & Touche LLP
Parsippany, New Jersey
March 11, 2002